Exhibit 10(i)A(2)

AMENDMENT NO. 1

TO

3-YEAR REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 to 3-YEAR REVOLVING CREDIT AGREEMENT (the “Credit Agreement”) dated as of April 8, 2002, by and among Acuity Brands, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the financial institutions party thereto (the “Lenders”), Bank One, NA, as administrative agent (the “Administrative Agent”) and Banc One Capital Markets, Inc., as lead arranger and sole book runner, is entered into by each of the Borrowers, the Lenders party hereto and the Administrative Agent as of April 4, 2003 (this Amendment No. 1, the “Amendment”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein to accommodate the Borrowers’ request;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders party hereto hereby agree as follows:

1.     Amendments.    Effective as of April 4, 2003 and subject to the satisfaction of the conditions set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

(a)    The definition of “EBIT” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“EBIT” means, for any period for the Company and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) any other non-recurring non-cash charges to the extent deducted in computing Net Income, plus (v) non-cash expenses associated with the Company’s restricted stock program, minus (vi) any non-recurring non-cash credits to the extent added in computing Net Income.

(b)    Section 2.23 of the Credit Agreement is amended by (i) deleting the reference to “$152,500,000” appearing therein and inserting “$160,000,000” in lieu thereof and (ii) deleting the reference to “$255,000,000” appearing therein and inserting “$250,000,000” in lieu thereof.

(c)    Section 6.18.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.18.1. Maximum Leverage Ratio. The Company shall not permit the ratio (the “Leverage Ratio”) of (i) Indebtedness For Borrowed Money of the Company and its consolidated Subsidiaries to (ii) EBITDA to be greater than (a) 3.50 to 1.00 as of February 28, 2003, (b) 3.50 to 1.00 as of each of May 31, 2003 and August 31, 2003, (c) 3.25 to 1.00 as of each of November 30, 2003 and February 29, 2004 and (d) 3.00 to 1.00 as of the end of each fiscal quarter thereafter. The Leverage Ratio shall be calculated as of the last day of each fiscal quarter based upon (1) for Indebtedness For Borrowed Money, as of the last day of each such fiscal quarter; and (2) for EBITDA, the actual amount for the four-quarter period ending on such day, and shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company’s reasonable judgement and satisfactory to the Administrative Agent and as reported to the Administrative Agent.

(d)    Section 6.18.2 of the Credit Agreement is amended by deleting the last sentence thereof.

2.     Condition of Effectiveness.    This Amendment shall become effective and be deemed effective as of April 4, 2003, if, and only if, the Administrative Agent shall have received duly executed originals of (a) this Amendment from each Borrower and the Required Lenders and (b) a consent and reaffirmation from each of the Guarantors as attached hereto.

3.     Representations and Warranties of the Borrowers.    Each Borrower hereby represents and warrants as follows:

(a)     The Credit Agreement as previously executed constitutes the legal, valid and binding obligation of each Borrower and is enforceable against such Borrower in accordance with its terms.

(b)    Upon the effectiveness of this Amendment, each Borrower hereby (i) represents that no Default or Unmatured Default exists under the terms of the Credit Agreement and (ii) affirms and agrees that all covenants contained in the Credit Agreement and all representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on the effective date hereof (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date). The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or the Administrative Agent under the Credit Agreement or any related document, instrument or agreement. The Administrative Agent and the Lenders expressly reserve all of their rights and remedies, including the right to institute enforcement actions in consequence of any existing Default or Unmatured Default not waived hereunder at any time without further notice, under the Credit Agreement, all other documents, instruments and agreement executed in connection therewith, and applicable law.

4.    Effect on the Credit Agreements.

(a)    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.     Costs and Expenses.    The Borrowers agree to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and expenses charged to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, arrangement, execution and enforcement of this Amendment.

6.     Governing Law.    This Amendment shall be governed by and construed in accordance with the laws (including, without limitation, Section 735 ILCS 105/5-1 et seq. but otherwise without regard to the conflict of law provisions) of the State of Illinois.

7.     Headings.    Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.     Counterparts.    This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.     No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.

ACUITY BRANDS, INC., as a Borrower By: /s/ VERNON J. NAGEL Name: Vernon J. Nagel Title: Executive Vice President and CFO

ACUITY LIGHTING GROUP, INC., as a Borrower By: /s/ VERNON J. NAGEL Name: Vernon J. Nagel Title: Executive Vice President and CFO

ACUITY SPECIALTY PRODUCTS GROUP, INC., as a Borrower By: /s/ VERNON J. NAGEL Name: Vernon J. Nagel Title: Executive Vice President and CFO

BANK ONE, NA, individually and as Administrative Agent By: /s/ JOSEPH R. PERDENZA Name: Joseph R. Perdenza Title: Director

WACHOVIA BANK, National Association, individually and as Syndication Agent By: /s/ JORGE A. GONZALEZ Name: Jorge A. Gonzalez Title: Managing Director

BANK OF AMERICA, N.A. By: /s/ RICHARD C. HARDISON Name: Richard C. Hardison Title: Vice President

THE BANK OF NEW YORK By: /s/ DAVID C. SIEGEL Name: David C. Siegel Title: Vice President

ING CAPITAL LLC By: Name: Title:

REGIONS BANK By: /s/ W. BRAD DAVIS Name: W. Brad Davis Title: Vice President

DRESDNER BANK AG NEW YORK AND ` GRAND CAYMAN BRANCHES By: /s/ DEBORAH CARLSON Name: Deborah Carlson Title: Director
By: /s/ JASMINE GEFFNER Name: Jasmine Geffner Title: Vice President